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                                                                       Exhibit 5


              NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT

                                                 Guitar Center, Inc.
                                                 ID: 95-4600862
                                                 5155 Clareton Drive
                                                 Agoura Hills, CA 91301

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Jeffrey Walker                                   Option Number:  00000167
Chase Capital Partners                           Plan:           1997
380 Madison Avenue
12th Floor
New York, NY USA 10017                           ID:

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Effective 5/6/98, you have been granted a(n) Incentive Stock Option to buy 5,000 shares of Guitar Center, Inc. (the Company) stock at $28.5625 per share.

The total option price of the shares granted is $142,812.50.

Shares in each period will become fully vested on the date shown.

         Shares          Vest Type             Full Vest         Expiration
         --------------- --------------------- ----------------- ------------
         1,667           On Vest Date          5/6/99            5/6/08
         1,667           On Vest Date          5/6/00            5/6/08
         1,666           On Vest Date          5/6/01            5/6/08



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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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Guitar Center, Inc.                              Date



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Jeffrey Walker                                   Date